Exhibit (a)(2)(I)

FOR IMMEDIATE RELEASE

SAVING DYNEGY: SOLICITATION MATERIALS EFFECTIVE

NEW YORK, February 17—Seneca Capital, the second largest shareholder of Dynegy Inc. (NYSE: DYN) with a 12% economic interest (including 9.3% voting common stock), is pleased to announce that its consent solicitation materials are now effective and Seneca Capital will gather shareholder consents to replace the Dynegy Chairman and one other Dynegy Board member with Hunter Harrison, a pioneering railroad executive, and Jeff Hunter, a successful power industry veteran. The definitive consent solicitation materials can be accessed at http://www.myproxyonline.com/savingdynegy. Early next week, Seneca Capital will be requesting a record date for the consent solicitation and then Dynegy must provide one that is within 20 days. After the record date, Seneca Capital will gather shareholder consents and if consents for greater than 50% of shares have been gathered, the nominees will be seated on the Dynegy Board.

Seneca Capital believes that Mr. Harrison and Mr. Hunter should provide substantial value-added to the Dynegy Board through their proven ability to create shareholder value, drive cost efficiencies and provide specialized knowledge regarding coal transportation (in the case of Mr. Harrison) and financing (in the case of Mr. Hunter). Mr. Harrison and Mr. Hunter are fully aligned with the proposition of driving value for Dynegy shareholders – Mr. Harrison has already purchased 500,000 shares personally and Mr. Hunter has committed to purchase 300,000 shares while serving on the Dynegy Board. In addition, Seneca Capital believes its proposals contained in the consent solicitation as to strategic review, the optimization of Dynegy’s debt and cost cut opportunities each have enormous potential to unlock significant intrinsic value for Dynegy’s shareholders.

Seneca Capital believes that once the IEP tender offer at $5.50 per share is defeated TOMORROW, an overhang will be removed that will enable substantial investor interest in the stock. Defeating the tender offer will also allow investors to participate in the positive changes (including Board/management alignment with shareholders) at Dynegy that Seneca Capital is working to advance.

Seneca Capital urges shareholders to NOT TENDER their stock for $5.50 per share. It is the WRONG PRICE at the WRONG TIME for the WRONG REASONS.

Contact:

for Seneca Capital

Patrick Linehan and Scot Hoffman, Robinson Lerer & Montgomery, 646-805-2042 (for media inquiries) Bruce Goldfarb, Steven C. Balet and Geoff Sorbello, Okapi Partners, 212-297-0720 (as Information Agent)

FORWARD-LOOKING STATEMENTS; STATEMENT OF SENECA CAPITAL BELIEFS; FORECASTS

This press release contains statements, including Seneca Capital’s beliefs as to valuation, which are forward looking statements about future events and sets forth a presentation of our beliefs. The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. You should be aware that any forward-looking statements are based on certain assumptions and subject to risks and uncertainties that exist in the business environment that could render actual outcomes and results that are materially different. We have based many of these forward-looking statements on our beliefs, expectations and assumptions about future events that may prove to be inaccurate. While we consider these beliefs, expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to anticipate and many of which are beyond our control. We caution you that the forward-looking statements are inherently uncertain and necessarily involve risks that may affect Dynegy Inc.’s (“Dynegy”) business prospects and performance, causing actual results to differ from those discussed or presented in this presentation. Without limiting the generality of the foregoing, Seneca Capital’s beliefs as to future value are based on a variety of assumptions as to the future that Seneca Capital believes constitute a reasonable, potential valuation scenario that could develop within the next several years for Dynegy but which are nonetheless subject to risks and uncertainties that exist in the business environment that could render actual outcomes and results materially different than anticipated. Seneca Capital’s beliefs as to current value are based on a variety of assumptions, including as to the future, that Seneca Capital believes constitute reasonable assumptions but which are nonetheless subject to risks and uncertainties that exist in the business environment that could render actual outcomes and results that are materially different.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch (together with each of the foregoing, “Seneca”) have jointly made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a consent statement and a consent card to be used to replace two members of the Dynegy Board of Directors and to adopt certain other proposals set forth in the consent statement.

SENECA ADVISES ALL STOCKHOLDERS OF DYNEGY TO READ THE CONSENT STATEMENT AND OTHER CONSENT SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION THE PARTICIPANTS IN THE CONSENT SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT, ONCE AVAILABLE, WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ CONSENT SOLICITOR AT THE TELEPHONE NUMBER INCLUDED IN THE DEFINITIVE CONSENT STATEMENT, ONCE AVAILABLE.

Each of Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC, Douglas A. Hirsch, E. Hunter Harrison and Jeff D. Hunter is a participant in this solicitation. Douglas A. Hirsch is the managing member of each of Seneca Capital Investments, LLC, Seneca Capital International GP, LLC and Seneca Capital Advisors, LLC. The principal occupation of Mr. Hirsch is investment management. Seneca Capital Investments, LLC is the general partner of Seneca Capital Investments, L.P. Seneca Capital International GP, LLC is the general partner of Seneca Capital International Master Fund, L.P., and Seneca Capital Advisors, LLC is the general partner of Seneca Capital, L.P. The principal business address of Mr. Hirsch, Seneca Capital Investments, LLC, Seneca Capital Investments, L.P., Seneca Capital International GP, LLC, Seneca Capital International Master Fund, L.P., Seneca Capital Advisors, LLC and Seneca Capital, L.P. is c/o Seneca Capital Investments, LP, 590 Madison Avenue, 28th Floor, New York, New York 10022.

As of February 16, 2011, Seneca Capital International Master Fund, L.P. beneficially owned 7,712,100 shares of Dynegy’s common stock, par value $0.01 per share (“Shares”), representing beneficial ownership of approximately 6.4% of the Shares. As of February 16, 2011, Seneca Capital, L.P. beneficially owned 3,514,400 Shares, representing beneficial ownership of approximately 2.9% of the Shares. Each of Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, and Mr. Hirsch may be deemed to beneficially own 11,226,500 Shares, representing beneficial ownership of approximately 9.3% of the Shares, held in the aggregate by Seneca Capital International Master Fund, L.P. and Seneca Capital, L.P. Seneca Capital International GP, LLC may be deemed to beneficially own 7,712,100 Shares, representing beneficial ownership of approximately 6.4% of the Shares, held by Seneca Capital International Master Fund, L.P. Seneca Capital Advisors, LLC may be deemed to beneficially own 3,514,400 Shares, representing beneficial ownership of approximately 2.9% of the Shares, held by Seneca Capital, L.P.

As of February 16, 2011, Seneca Capital International Master Fund, L.P. and Seneca Capital, L.P. held European-style call options, providing the right to purchase 2,331,400 and 1,059,600 shares, respectively at an exercise price of $0.01 per share by delivery of notice of exercise as of September 17, 2011.